HENDERSON
                                                                GLOBAL INVESTORS

KNOWLEDGE.
SHARED



                                CODE OF ETHICS
                                Henderson Global Investors (North America) Inc. Henderson Investment Management Limited Henderson Global Funds
                                (each series thereof a "Fund")


                                Date: January 2014



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TABLE OF CONTENTS

 A.    Statement of General Policy.............................................2
 B.    Individuals within The Code.............................................3
 C.    Standards of Business Conduct...........................................4
 D.    Administration and Enforcement of the Code.............................16
 E.    Questions about This Code..............................................19
 F.   Definitions of Terms Used...............................................20
 Appendices...................................................................23
 APPENDIX A: PERMISSION FOR IPO...............................................23
 APPENDIX B: PERMISSION FOR PPO...............................................25
 APPENDIX C: OUTSIDE BUSINESS ACTIVITY........................................27
 APPENDIX D: HGINA GIFTS & ENTERTAINMENT POLICY...............................29
   I.    Introduction.........................................................29
   II.   Gifts Given by Employees to Clients and Other Business Contacts......29
 A.    Exceptions from the Gift Policy:.......................................30
 GIFTS & ENTERTAINMENT DECLARATION FORM.......................................33
 APPENDIX E: RULE 206(4)-5 ("PAY-TO-PLAY") RULES UNDER THE INVESTMENT
 ADVISERS ACT OF 1940...................34
 APPENDIX F: 407 LETTER FOR HGINA SUPERVISED PERSONS..........................35
 APPENDIX G: QUARTERLY TRANSACTION REPORT.....................................36
 APPENDIX H: ANNUAL HOLDINGS REPORT...........................................38
 APPENDIX I: ACKNOWLEDGEMENT AND CERTIFICATION................................40
 APPENDIX J: VIOLATION PROGRESSION GUIDELINES.................................41
   Introduction:..............................................................41
   Guidelines:................................................................41
   First Administrative Violation:............................................42
   Second Administrative Violation:...........................................42
   Third or More Administrative Violations:...................................42
   Material Violations:.......................................................42
   Additional Notes:..........................................................42
 APPENDIX K: GUIDANCE ON BENEFICIAL OWNERSHIP.................................43
   1.    Securities Held By Family Members....................................43
   2.    Securities Held by a Company.........................................43
   3.    Securities Held by a Trust...........................................43



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS
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PLEASE NOTE: TERMS IN THIS CODE MAY BE CAPITALIZED TO SIGNAL THE SPECIFIC
MEANING DESCRIBED HEREIN AND IN SECTION F.

A.      STATEMENT OF GENERAL POLICY

As participants in the investment industry, Henderson Global Investors (North America) Inc. ("HGINA"), Henderson Investment Management Limited ("HIML") and Henderson Global Funds (collectively, the "Firm") owe Clients an undivided duty of loyalty. Our Clients entrust us with their financial well-being and expect us to always act in their best interest. This confidence is vital. Therefore, we commit to not only living up to the letter of the laws which govern our business, but also to foster an environment of openness, honesty, integrity and professionalism by conducting our business on a set of shared values and principles of trust.

This fiduciary duty is fundamental in a highly regulated industry governed by federal, state and foreign laws, rules and regulations which, if not observed, can subject the Firm, its associates and employees to sanctions. To uphold this responsibility, at a minimum, you must at all times:

1.  PLACE THE INTEREST OF THE FIRM'S CLIENTS FIRST.

2.  AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION.

3. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE OF ETHICS (THE "CODE").

4. UNDERSTAND AND COMPLY WITH APPLICABLE FEDERAL, STATE, AND FOREIGN LAWS AND REGULATIONS.

These general principles govern all conduct, whether or not the conduct also is covered by more specific standards and procedures below. This Code is designed to meet certain requirements under the Investment Advisers Act of 1940 (the "Advisers Act"), and the Investment Company Act of 1940 (the "1940 Act"), each as amended. It does not purport to comprehensively cover all types of conduct or transactions which may be prohibited or regulated by laws and regulations applicable to the Firm and persons connected with the Firm.

Individuals covered by this Code may also be covered by other regulations, codes or related policies such as the UK Personal Account Dealing Rules or the Henderson Global Funds Code of Ethics for Principal Executive and Senior Financial Officers. It is the responsibility of every employee and Associated Person (as defined in Section B) to read, understand and at all times act within
(i) this Code (ii) other applicable policies and procedures of the Firm or any of its affiliates and (iii) applicable state, federal and foreign laws and regulations.

In addition, you must comply with the applicable policies and procedures set forth in the Firm's Compliance Manuals. Each Compliance Manual can be found on The Source at the following links: U.S. Compliance Manual, UK Compliance Manual, HGF Compliance Manual or by request to the Legal and Compliance Department. Some of the policies incorporated in those manuals have been linked to this Code. Most policies may be found on The Sourceor by contacting the Legal and Compliance Department. Questions regarding competing or conflicting provisions should be addressed to the Legal and Compliance Department.



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS
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B.      INDIVIDUALS WITHIN THE CODE

To educate our personnel, protect our reputation, and ensure that our tradition of integrity remains a standard by which we conduct business, the Firm has adopted this Code. It applies to each employee and Associated Person (as defined below) of the Firm, including all of its officers and directors, and establishes standards of conduct which we expect each individual to fully understand and agree to adopt. It is the responsibility of each employee and Associated Person to understand the various applicable laws and conduct themselves and their affairs, including personal security transactions, in a manner that upholds the Firm's fiduciary duty to Clients. Based upon your activities and role within the Firm, you will be placed in one or more of the following categories. Provisions of the Code may apply to more than one category. The Legal and Compliance Department will notify you which categories apply:

1. "LIMITED ACCESS PERSON(S)" means any employee of the Firm or any Associated Person of the Firm who is not an Access Person under this Code.

2. "ACCESS PERSON(S)" means (i) any director, trustee or officer of the Firm; (ii) any employee of the Firm or an Associated Person of the Firm who, in connection with his/her regular functions or duties, makes, participates in, or has access to nonpublic information regarding the holdings of any fund for which HGINA or HIML serves as an adviser or nonpublic information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales or has access to such recommendations that are nonpublic; and (iii) any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of Covered Securities by a Client.

4. "EXECUTION-RELATED ACCESS PERSON(S)" means HIML Access Persons involved in the investment process who may direct, or influence the decision to direct, the execution of portfolio transactions of the Firm's clients to broker-dealers and other market intermediaries.

5. "SUPERVISED PERSON(S)" means collectively Access Persons and Limited Access Persons.

6. "INVESTMENT PERSON(S)" means any employee of the Fund or the Adviser (or any company in a control relationship to the Fund or the Adviser) or any Associated Person, who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client. Investment Person(s) also includes any natural person who (a) controls the Fund or Adviser AND (b) obtains information concerning recommendations made to Clients regarding the purchase or sale of securities by Clients.

Certain provisions of this Code apply to persons who are not employees of the Firm but perform services on its behalf and are deemed to be an Access Person or Limited Access Person as determined by the Chief Compliance Officer ("CCO"). These individuals may be referred to as "ASSOCIATED PERSON(S)" throughout the Code. For those people deemed to be Associated Persons, the Compliance Department shall work with the Human Resources Department to have Confidentiality Agreements signed by the Associated Person in a format which would help protect the confidentiality of information that the Person would come across in their duties. The Human Resources Department shall maintain copies of all Confidentiality Agreements. It is the responsibility of each Associated Person to understand the Code and to complete the Acknowledgement and Certification as requested and shown in Exhibit H.

This version of the Code does not apply to Disinterested Trustees of the Henderson Global Funds. A Disinterested Trustee is not an interested person of the Adviser or underwriter, is not an officer of the Fund and is not otherwise an "interested person" of the Fund as defined in the 1940 Act, as amended. Disinterested Trustees of the Fund have their own separate Code of Ethics.



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                                                                GLOBAL INVESTORS
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C.      STANDARDS OF BUSINESS CONDUCT

Our commitment to fostering an environment of openness, honesty, integrity, and professionalism is reflected first in the fundamental standards that guide our business conduct. It is essential that each Supervised and Associated Person understand and apply these standards in every activity.

THE FIRST STANDARD: PLACE THE INTERESTS OF THE FIRM'S CLIENTS FIRST

GENERALLY: As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of our Clients. You may not cause a Client to take action, or not to take action, for your personal benefit rather than the benefit of the Client. For example, you would violate this Code if you caused a Client to purchase a security you owned for the purpose of increasing the price of that security.

The following policies and procedures are in place to support this standard:

C.1.A   CONFLICTS OF INTEREST

Our Clients expect that we will uphold our affirmative duties of care, loyalty, honesty, and good faith to act in their best interests. Compliance with these duties will first be achieved by attempting to avoid any conflict or potential conflict of interest, then by fully disclosing all material facts concerning any conflict that does arise with respect to any Client. At a minimum this means:

All Supervised Persons are prohibited from:

(i) Failing to timely recommend a suitable security to, or purchase or sell a suitable security for, a Client in order to avoid an actual or apparent conflict with a personal transaction in a security.

(ii) Using knowledge about pending or currently considered securities transactions for Clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions are also addressed in Section C.3 below.

(iii) Negotiating or making decisions regarding the Firm's business with any companies in which the Supervised Person has an investment or other personal interest without first seeking approval from the Legal and Compliance Department.

(iv) Acquiring, directly or indirectly, any Beneficial Interest in any Initial Public Offering or Limited Offering with respect to any security without first obtaining approval of the CCO. Persons wishing to obtain such permission must first provide full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the person's activities on behalf of the Client). Permission will not be granted without first concluding, after consultation with other Investment Personnel of the Firm (who have no personal interest in the issuer involved in the IPO), that the Client has no foreseeable interest in purchasing such security. Records of such approvals and the reasons supporting those decisions must be kept as required in Section C.4. The forms for submitting requests to participate in an Initial Public Offering or Limited Offering are attached as Appendices A and B, respectively.

All Supervised Persons will:

(i) Once they are aware of any personal interest that is or might be in conflict with the interest of a Client, disclose the situation or transaction and the nature of the conflict to the Legal and Compliance Department for appropriate consideration and obtain written approval from the Legal and Compliance Department before taking action.



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                                                                GLOBAL INVESTORS
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(ii)    Without limiting the foregoing, Investment Personnel who are planning to invest in or make a recommendation to invest in a security for a Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and shall forward written evidence of such review to the Legal and Compliance Department. Investment Personnel who disclose such an interest to the CCO are exempt from a violation under Section C.1.a (i) of this Code.

In addition, the Funds' Board of Trustees may limit the ability of its CCO to own shares of the Adviser or its affiliates.

C.1.B   OUTSIDE BUSINESS ACTIVITY

All Supervised Persons are required to promptly notify the CCO, in writing, of all outside business activity resulting in or potentially resulting in additional compensation arrangements, including monetary or other benefits that are or have the potential to be a conflict of interest.

No Supervised Person shall accept a position as an officer or employee or receive any compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with the Firm, unless such person has received prior written approval from the CCO. Supervised Persons may seek approval of and disclose outside business activities on the form attached as Appendix C.

Registered Representatives of broker dealers are reminded that outside business activities also require approval from the broker dealer and are subject to additional FINRA rules.

Supervised Persons are prohibited from being independently registered as an investment adviser or being associated with an unaffiliated investment adviser as a director, officer, employee or Registered Representative without prior written approval from the appropriate Compliance or Legal Department Personnel (either the HIML or HGINA CCO or Chief Legal Counsel). Except for those brokers with which the Firm has service agreements for Registered Representatives, Supervised Persons are also prohibited from being independently registered as a broker dealer or from being associated with an unaffiliated broker dealer as an employee or Registered Representative.

SERVICE AS A DIRECTOR. Investment Personnel are prohibited from serving on the boards of directors of for-profit corporations, business trusts or similar business entities (other than the Fund and other Henderson affiliates), whether or not their securities are publicly traded, absent prior authorization by the Chief Compliance Officer and Senior Legal Counsel. Any such authorization will be based upon a determination that the board service would be consistent with the interests of the Firm's Clients and that adequate procedures exist to ensure isolation from those making investment decisions.

Supervised Persons must report to the Legal and Compliance Department any service on the boards of directors of for-profit corporations, business trusts or similar entities (other than the Fund and other Henderson affiliates), whether or not their securities are publicly traded.

NON-PROFIT ACTIVITIES. The Firm encourages its employees to become involved in community programs, civic affairs, and other non-profit activities. However, employees should not permit such activities to affect the performance of their job responsibilities. If there is any possibility that the non-profit organization will issue or sell securities or affect the assets of any Client, all Supervised Persons must receive written approval of the Legal and Compliance Department before accepting the position.

PARTICIPATION IN INVESTMENT CLUBS. Access Persons (including with respect to assets that are beneficially owned by the Access Person) may participate in private investment clubs or other similar groups only upon advance written approval from the CCO.



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS
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THE SECOND STANDARD: AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION

GENERALLY: The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Firm directly, or on behalf of a Client, could call into question the independence of your business judgment. In addition, any activity that creates even the suspicion of misuse of material, non-public information by the Firm or its employees, which gives rise or appears to give rise to any breach of fiduciary duty owed to Clients, or which creates any actual, potential or perceived conflict of interest between Clients and the Firm or any of its employees must be avoided and is prohibited.

The following policies and procedures are in place to support this standard:

C.2.A   PREFERENTIAL TREATMENT, GIFTS AND ENTERTAINMENT

Note that Supervised Persons in the UK that are seconded to HIML are subject to the UK Gifts and Benefits Procedures. U.S. individuals are subject to the HGINA General Policy on Gifts and Entertainment attached as Appendix D.

C.2.B   INSIDE INFORMATION

U.S. securities laws and regulations, and certain foreign laws, prohibit the misuse of "inside" or "material, non-public" information when trading or recommending securities. In addition, Regulation FD prohibits certain selective disclosure to analysts. While the law concerning insider trading is constantly evolving, it is generally understood that the law prohibits:

(i)     Trading by an insider, while aware of material, non-public information;
        or

(ii) Trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(iii) Trading by a non-insider who obtained non-public information through unlawful means, such as computer hacking; or

(iv) Communicating material, non-public information to others in breach of a duty of trust or confidence.

MATERIAL AND NON-PUBLIC INFORMATION. Trading on inside information is not a basis for liability unless the information is deemed to be material and non-public. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of material information reaches all types of securities (whether stock or other equity interests, corporate debt, commodities, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call, or index security).

In order for issues concerning insider trading to arise, information must not only be "material", it must also be "non-public". "Non-public information" is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed non-public information.



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                                                                GLOBAL INVESTORS
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At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for non-public information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that material information is public, you should be able to point to some fact verifying that the information has become generally available through generally recognized channels, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times, or Financial Times), or a publicly disseminated disclosure document (ie, a proxy statement or prospectus). There must also be adequate time for the public to receive and digest the information. The circulation of rumours or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure.

Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favoured group of analysts retains its status as non-public information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information has yet to be publicly disclosed, the information is deemed non-public and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that Supervised Persons may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material, non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material, non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at the Firm may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an Adviser, discloses material, non-public information to the Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Adviser has a duty not to breach the trust of the party that has communicated the material non-public information by misusing that information. This duty may arise because an Adviser has entered or has been invited to enter into a commercial relationship with the company, Client or prospective Client and has been given access to confidential information solely for the corporate purposes of that company, Client or prospective Client. This duty remains whether or not the Adviser ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Investment Personnel must be especially wary of material, non-public information disclosed in breach of a corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the inside information.

A person may, depending on the circumstances, also become an insider or tippee when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and tips from insiders or other third parties.



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                                                                GLOBAL INVESTORS
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Under no circumstances may you transmit such information to any other person except Firm personnel who are required to be kept informed on the subject.
Inside information obtained by any Supervised Person from any source must be kept strictly confidential. All inside information should be kept secure, and access to files and computer files containing such information should be restricted. Supervised Persons shall not act upon or disclose material, non-public or insider information except as may be necessary for legitimate business purposes on behalf of a Client or the Firm as appropriate. Questions and requests for assistance regarding insider information should be promptly directed to the Legal and Compliance Department.

EXAMPLES: Inside information may include, but is not limited to, knowledge of pending orders or research recommendations, corporate finance activity, mergers or acquisitions, advance earnings information and other material, non-public information that could affect the price of a security.

With respect to the Henderson Global Funds, inside information may include knowledge regarding potential events or other activities, such as a potential legal settlement or operational error, that could affect a Fund's net asset value per share.

Client account information is also confidential and must not be discussed with any individual whose responsibilities do not require knowledge of such information. The Firm has separate policies on privacy that also govern the use and disclosure of Client account information.

PROCEDURE: Given the potentially severe regulatory, civil and criminal sanctions to which the Firm and its personnel could be subject, a Supervised Person who is in possession of material non-public information should immediately take the following steps:

i. Report the matter immediately to either the USCCO or the Senior Legal Counsel ("SLC") of the Adviser for US persons or the HIML CCO or SLC for UK persons;

ii. Do not purchase or sell the securities of the company in question on behalf of yourself or others, including investment companies or private accounts managed by an Adviser; and

iii. Do not communicate the information inside or outside the Firm, other than to the respective CCO or SLC of HGINA or HIML.

After the respective CCO or SLC have reviewed the issue, you will either be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

CONSEQUENCES: Mere allegations of insider trading by a Supervised Person can cause the firm severe reputational damage. Civil and criminal penalties for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement, or allegation of a violation, can be expected to result in serious sanctions by the Firm, up to and including dismissal of the persons involved.

C.2.C   PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid the officers, directors, trustees and Supervised Persons in avoiding insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director, trustee and Supervised Person must follow these procedures or risk serious sanctions, including fines, dismissal, substantial personal liability and criminal penalties.



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1.      No employee, officer, director or trustee of the Firm who is aware of material, non-public information relating to the Firm or any of its affiliates or subsidiaries, may buy or sell any securities of the Firm, or engage in any other action to take advantage of, or pass on to others, such material, non-public information.

2. No employee, officer, director or trustee of the Firm who is aware of material, non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material, non-public information.

3. No employee, officer, director or trustee of the Firm shall engage in securities placed on the Embargoed Securities List. Embargoed Securities are securities in which a Henderson employee becomes aware of being in possession of material, non-public information. Embargoed Securities are restricted from trading by both Henderson clients and employees. The UK Compliance Department provides the U.S. Compliance Department with the Embargoed Security List and these securities are entered into the SunGard PTA System and are restricted from personal dealing by all Access Persons. Shares of the Firm, including Henderson Group plc, will be both: (1) embargoed in CRD, and (2) included on the SunGard PTA system and restricted from trading during Close Periods and may only be traded by employees adhering to the Henderson Group plc Employee Share Trading Policy. See Section C.2.d for more information on trading Henderson Group plc securities. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in under the Third Standard (below).

4. Employees shall submit reports concerning each securities transaction and verify their personal ownership of securities in accordance with the procedures set forth in this Code.

5. Because even inadvertent disclosure of material, non-public information to others can lead to significant legal difficulties, Supervised Persons should not discuss any potentially material, non-public information concerning the Firm or other companies with anyone, including other officers, employees and directors, except as specifically required in the performance of their duties.

C.2.D   PROCEDURES FOR TRADING IN HENDERSON GROUP PLC SECURITIES

This section summarizes the Henderson Group plc Employee Share Trading Policy. Full details of this policy can be seen on the Legal Homepage on The Source.

GENERAL TRADING RESTRICTION: No Director or employee of Henderson Group plc and all subsidiaries, including Supervised Persons of the Firm, may trade in or cause someone else to trade in Henderson Group plc securities, or any right or any interest in Henderson Group plc securities, while in possession of unpublished price-sensitive information concerning Henderson Group plc. This restriction also extends to trading in securities of other Henderson Group plc related entities that are listed on a securities exchange while in the possession of inside information concerning that entity.

NO DEALING DURING A CLOSE PERIOD: There must be no dealings by any employee during a "Close Period". Close Period generally means the period from the end of the relevant year or half year up to the date of the announcement of the results.

In exceptional circumstances, a different Close Period may apply, in which case all affected employees will be notified by the Company Secretary.

An email will be issued by the CCO, or his designee, confirming the exact dates and notifying employees of each Close Period.

In exceptional circumstances, there are exceptions to the rule on no-dealings during Close Periods. Any exceptions must be approved by the CCO or SLC.



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The federal securities laws, including the U.S. laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your CCO. Until advised to the contrary by the CCO, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

THIRD STANDARD: CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE

GENERALLY: You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. For example, you would violate this Code if you made a personal investment in a security that might be an appropriate investment for a Client without first considering the security as an investment for the Client.

Note that certain Supervised Persons with Clients located in the UK may also be subject to the UK Personal Account Dealing Rules The following policies and procedures are in place to support this standard:

C.3.A   RESTRICTIONS ON PERSONAL SECURITY TRANSACTIONS

(i) Supervised Persons shall not sell to, or purchase from, a Client any security or other property (except merchandise in the ordinary course of business), in which such person has or would acquire a beneficial interest, unless such purchase or sale involves shares of the Fund. Certain real estate investment vehicles may be exempted from this restriction upon approval from the Legal and Compliance Department.

(ii) Supervised Persons shall not discuss with or otherwise inform others of any actual or contemplated security transaction by a Client except in the performance of employment duties or in an official capacity and then only for the benefit of a Client, and in no event for personal benefit or for the benefit of others.

(iii) Supervised Persons shall not release information to dealers or brokers or others (except to those concerned with the execution and settlement of the transaction) as to any changes in Client investments, proposed or in process, except (i) upon the completion of such changes, (ii) when the disclosure results from the publication of a prospectus, (iii) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, or
        (iv) in connection with any report to which shareholders or Clients are entitled by reason of provisions of the declaration of trust, by-laws, rules and regulations, contracts or similar documents governing the operations of the Client.

(iv) Supervised Persons shall not use knowledge of portfolio transactions made or contemplated for Clients to profit by the market effect of such transactions or otherwise engage in fraudulent conduct in connection with the purchase or sale of a security sold or acquired by a Fund or other Client.

(v) No Supervised Person shall knowingly take advantage of a corporate opportunity of a Client for personal benefit, or take action inconsistent with such Person's obligations to a Client. All personal securities transactions must be consistent with this Code and must avoid any actual or potential conflict of interest or any abuse of any Person's position of trust and responsibility.

(vi) Any transaction in a Covered Security in anticipation of a Client's transaction ("front running") is prohibited.

(vii) No Supervised Person shall purchase or sell any Covered Security which such person knows that Henderson Global Investors either is purchasing or selling, or is considering for purchase or sale, for a Client until either a Client's transactions have been completed or consideration of such transaction is abandoned.



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(viii)  Blackout Periods - No Access Person shall execute a securities transaction on a day where Henderson either executes an order or has a pending buy or sell order in that same security. In addition, an Investment Person shall not execute a securities transaction for his/her personal account within a period of at least seven calendar days before a purchase or sale of the same security by an account managed by the Investment Person on behalf of Henderson. An Investment Person may execute a personal trade in a Covered Security the day after it has been traded in one of their accounts, as long as the trade is on the same side (ie buy/sell).

(ix) Diminimis Exception - The Blackout Periods referred to in (viii) do not apply to purchases or sales of Covered Securities for the accounts of Access Persons that have a transaction value of less than $5,000 (for U.S. trades) and 5,000(lira) (for non-U.S. transactions). Preclearance of these transactions is still required but the request will not be denied if the Diminimis Exception is met. The Diminimus Exception is not available to Investment Persons.

(x) Prohibition on Short-Term Trading Profits (30 Calendar Days) - Any profit realized by an Access Person from any purchase and sale, or any sale and purchase (for short sales), of the same class of Covered Security (or its equivalent) within any period of 30 calendar days or less is prohibited.

        Regarding this restriction:

        o Purchase and sale transactions in the same security within 30 days that result in a LOSS to the Access Person are not restricted.
        o The 30 calendar day restriction period commences the day of the purchase or sale of any Covered Security.
        o   The 30 day restriction applies on a "first- in, first-out basis."
        o The 30 day restriction does not have an exception for trades less than a certain transaction value (Deminimis Exception does not apply) and applies to all transactions in Covered Securities.
        o Strategies involving options with expirations of less than 30 days may result in violations of the short-term trading ban.
        o The 30 day restriction does not apply to transactions involving Henderson stock where an employee may receive shares of Henderson as part of an ESOP distribution. Those shares will be eligible to be sold immediately by an employee after he/she receives them.
        o The 30 day restriction does not apply to transactions where the acquisition of securities by an employee is non-volitional (eg automatic reinvestments, share plan investing, systematic purchase plans, etc.).
        o The 30 day restriction does not apply to sales of Henderson Global Fund shares that were purchased through the automatic payroll purchase plan.
        o Other exceptions to the short-term trading ban may be requested in writing, addressed to the CCO (for U.S. persons) and HIML CCO or Asset Management Compliance (for non-U.S. persons), in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities, or other circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception.

(xi) Supervised Persons who invest in the Funds are required to comply with the terms of the Funds' prospectus, including those related to short-term or other excessive trading. The Adviser monitors to detect such trading. Please contact the Legal and Compliance Department with any questions regarding this practice.

(xii) When anything in this Section C.3.a prohibits the purchase or sale of a security, it also prohibits the purchase or sale of any related securities, such as puts, calls, other options or rights in such securities and securities-based futures contracts and any securities convertible into or exchangeable for such security.



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C.3.B   PRECLEARANCE

(i) No Access Person may buy or sell any Covered Security (other than shares of a Fund) for an account in which he has a Beneficial Interest, without having first obtained specific permission to deal as described in Section C.3.c below.

(ii) No Supervised Person may exchange or redeem shares of a Fund held for a period of less than 30 calendar days without having first obtained permission to deal as described in Section C.3.c

(iii) No Supervised Person may transact in an Initial Public Offering ("IPO"), Private Placement, or Limited Offering without first obtaining approval from the Adviser's CCO. See Appendix A or Appendix B for the appropriate Approval Request Form to be completed.

(iv) No Supervised Person may sell Henderson Global Investors stock without obtaining preclearance .

C.3.C   PERMISSION TO DEAL

(i) When required by Section C.3.b, Supervised Persons located in the United States ("U.S. Supervised Persons") and outside the United States ("non-U.S. Supervised Persons"), must obtain permission to deal for personal security transactions through SunGard PTA. It is the responsibility of each Supervised Person to know how to access and obtain permission to deal from SunGard PTA. If SunGard PTA is not accessible or in the event of a disruption of service, transactions described under Section C.3 may not be affected until the problem has been addressed by the CCO. The CCO or Asset Management Compliance in the UK may choose to employ an alternate method of preclearance, for any transaction or set of transactions. Transaction orders must be placed and executed by the close of business on the day after permission is granted

(ii) No Supervised Person shall directly or indirectly acquire a beneficial interest in securities through a Limited Offering or in an Initial Public Offering without obtaining the prior consent of the CCO (in the U.S.) or Asset Management Compliance (outside the U.S.). Consideration will be given to whether or not the opportunity should be reserved for any Client. Either the CCO or Asset Management Compliance will review these proposed investments on a case-by-case basis and approval may be appropriate when it is clear that conflicts are very unlikely to arise due to the nature of the opportunity for investing in the IPO or Limited Offering. The forms for submitting requests to acquire a beneficial interest in an IPO or a Limited Offering are attached as Appendices A and B, respectively.

All transactions in stock of the Firm or any affiliate of the Firm are also subject to the Henderson Group plc Employee Share Trading Policy.

C.3.D   EXCLUDED TRANSACTIONS

The trading restrictions and preclearance requirements under this Section C.3 DO NOT APPLY to the following types of transactions:

(i) Transactions effected for any account over which the Supervised Person has no direct or indirect influence or control and which has been approved by the Legal and Compliance Department pursuant to the second paragraph of Section D.5 (below).

(ii) Non-volitional purchases and sales, limited to dividend reinvestment programs and calls or redemption of securities.

(iii) The acquisition of securities by gift or inheritance or disposition of securities by gift to charitable organizations.



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(iv)    Standing orders for retirement or savings plans provided that prior clearance is obtained before an Access Person starts, increases, decreases or stops direct debits/standing orders for retirement plans or savings schemes (eg, ISAs, PEPs). Lump sum investments or withdrawals for such plans or schemes must be pre-cleared on a case-by-case basis and are subject to trading restrictions.

(v) Transactions in options, futures or securities based on a broad-based securities index such as the S&P 500 Index, S&P 400 Mid Cap Index, S&P 100 Index, FTSE Index, Nikkei 225 Index, and NASDAQ 100 (eg, "QQQs") are not subject to the preclearance requirements of Section C.3.b or c.

(vi) Transactions in securities issued or guaranteed by the US Government or its agencies or instrumentalities; securities issued by other sovereign governments; bankers' acceptances; US bank certificates of deposit; commercial paper; other high quality short term debt instruments and transactions in unaffiliated mutual funds not managed by the Adviser.

(vii) Transactions in debt obligations of a state or local government entity (eg municipal bonds).

(viii)  Transactions in either exchange-traded funds or U.S. closed-end funds.

(ix) Transactions in shares of unaffiliated mutual funds not managed by the Adviser.

(x) In those instances where an Access Person places a "Stop Order" (an order where an individual provides instructions to a broker to buy or sell a security at the market price once the security has traded at a specified price), the Access Person is required to receive preclearance on the date the order is placed and is required to request additional preclearance if he/she changes the original terms of the order.

C.3.E   REPORTING PROCEDURES

Supervised Persons will provide a complete report of their personal security transactions and holdings to the Firm's CCO in the reports set forth below, including any Fund Shares held. Holdings and transactions of shares in unaffiliated mutual funds not managed by the Adviser, are not subject to any reporting or preclearance requirements. Any report required to be filed shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial interest in the security to which the report relates.

EXECUTION-RELATED ACCESS PERSON REPORTING REQUIREMENTS. Execution-Related Access Persons are required to report their holdings and transactions in unit trusts
(AUTs) and open-ended investment companies (OEICs).

BROKERAGE ACCOUNTS. Before effecting personal transactions through an external broker, each Supervised Person must (i) inform the brokerage firm of his affiliation with the Firm; (ii) make arrangements for copies of confirmations or advices to be sent to the Legal and Compliance Department promptly after each transaction, or if applicable, have the Compliance Department arrange for electronic confirmation of trades be sent to SunGard PTA; and (iii) make arrangements for the Legal and Compliance Department to receive duplicate account statements, or have access to electronic account statements. Upon informing the broker of your affiliation with the Firm, Supervised Persons may need to submit a 407 letter. Supervised Persons located outside the United States may submit printouts of their online contract notes and statements if their brokers are unable to provide duplicate account statements. See Appendix E.

INITIAL HOLDINGS REPORT. Each Supervised Person must provide a report which includes the following information within ten (10) calendar days of becoming a Supervised Person:

o The title and type of security, as applicable the exchange ticker symbol or Committee on Uniform Securities Identification Procedures ("CUSIP") number, the number of shares and principal amount of each Covered Security or Fund Shares in which the Supervised Person had any direct or indirect beneficial ownership when the Person became a Supervised Person;



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o   The name of any broker, dealer or bank with whom the Supervised Person maintained an account in which any securities were held for the direct or indirect benefit of the Supervised Person as of the date the person became an Supervised Person; and

o   The date that the report is submitted by the Supervised Person.

The information contained in the Initial Holdings Report shall be current as of a date not more than forty-five (45) days prior to the individual becoming a Supervised Person.

QUARTERLY TRANSACTION REPORTS. Not later than thirty (30) calendar days following the end of a calendar quarter, each Supervised Person must submit a report which includes the following information with respect to any transaction in the quarter in a Covered Security or any transaction in Fund Shares in which the Supervised Person had any direct or indirect beneficial ownership:

o The date of the transaction, the title, as applicable the exchange ticker Symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security or Fund Shares involved;

o The nature of the transaction (ie, purchase, sale or other type of acquisition or disposition);

o The price of the Covered Security or Fund Shares at which the transaction was effective;

o The name of the broker, dealer or bank with or through which the transaction was effected; and

o   The date that the report is submitted by the Supervised Person.

A Supervised Person must make a quarterly transaction report even if the report would duplicate information contained in broker trade confirmations, notices or advices, or account statements, received by the Legal and Compliance Department.

The form of Quarterly Transaction Report is attached as Appendix F.

ANNUAL HOLDINGS REPORT. Each Supervised Person shall submit the information required in the paragraph titled "Initial Holdings Report" (above) annually within thirty (30) calendar days of the end of each calendar year. The information shall be current as of a date no more than forty-five (45) calendar days before the report is submitted. The form of Annual Holdings Report is attached as Appendix G.

C.3.F   EXCEPTIONS FROM REPORTING REQUIREMENTS.

A Supervised Person need not make reports pursuant to this Section C.3.e with respect to:

(i) Transactions effected for, and Covered Securities or Fund Shares held in, any account over which the Person has no direct or indirect influence or control. Supervised Persons wishing to rely on this exception must receive prior approval from the Legal and Compliance Department.

(ii) Holdings in any account over which the Person has no direct or indirect influence or control, provided that the Legal and Compliance department receives duplicate copies of all statements and confirmations for the account.

(iii) Transactions pursuant to an automatic investment plan, for example dividend reinvestment plans.

(iv) Securities that are exclusively money market instruments, direct obligations of the U.S. government, shares of unaffiliated mutual funds.



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                                                                GLOBAL INVESTORS
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



(v) A Supervised Person must make a quarterly transaction report even if the report would duplicate information contained in broker trade confirmations, notices or advices, or account statements, received by the Legal and Compliance Department. But the report need not duplicate the information contained in the confirmations or account statements that the adviser holds in its records, provided that the Firm receives those confirmations or statements no later than thirty (30) days after the close of the calendar quarter in which the transaction takes place. If a Supervised Person's trading activity is electronically being communicated by their broker into SunGard PTA, this trading information will automatically be included as part of their quarterly transaction report. It is still the Supervised Person's obligation to ensure the accuracy of the quarterly transaction report.

(vi) Quarterly statements are not required for those employees who participate in the Henderson Employee Stock Ownership Plan ("ESOP") or Sharesave programs. However, Supervised Persons are required to obtain preclearance if they wish to sell shares from their ESOP or Sharesave programs. The recordkeeping for program participants is maintained by an independent trustee. The Compliance Department shall annually review the records of the trustee to ensure compliance with this Code.

REVIEW OF PERSONAL SECURITY REPORTS. The Legal and Compliance Department shall be responsible for identifying Supervised Persons, notifying them of their obligations under this Code and reviewing reports submitted under Section C.3.e. The Legal and Compliance Department will maintain the names of the persons responsible for reviewing these reports ("Reviewers"), as well as records of all reports filed pursuant to these procedures. The CCO or his designated Reviewer will monitor transactions and review the reports listed in Section C.3.e. No Reviewer shall be permitted to evaluate his/her own reports. Such reports shall be reviewed by the CCO. The CCO's Section C.3.e reports shall be evaluated by another Reviewer whose position with the Firm is equivalent to or above the CCO.

FOURTH STANDARD: COMPLY WITH APPLICABLE LAWS AND REGULATIONS.

GENERALLY: The standards that guide our Firm and our industry cannot be upheld without knowledge of the applicable rules and regulations in place to protect and guide. While the standards and supporting policies and procedures outlined in this document will help guide you, it is the responsibility of each Supervised Person and Associated Person to know and comply with applicable state, federal and foreign securities laws.

Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act (collectively the "Rules") require that the Firm and the Fund adopt a code of ethics. The code must contain provisions reasonably necessary to prevent access persons (as defined therein) from engaging in any act, practice or course of business prohibited by the Rules. Accordingly, this Code has been adopted to ensure that those who have knowledge of portfolio transactions or other confidential Client information will not be able to act thereon to the disadvantage of the Firm's Clients. This Code is also designed to meet certain records requirements under the Advisers Act, as amended. The Code does not purport comprehensively to cover all types of conduct or transactions which may be prohibited or regulated by the laws and regulations applicable to the Firm and persons connected with the Firm.

You are required as a condition of employment to uphold all federal securities laws. Policies and procedures throughout this Code as well as the Firm's compliance manuals support this fundamental standard.



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                                                                GLOBAL INVESTORS
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D.      ADMINISTRATION AND ENFORCEMENT OF THE CODE

D.1     CONDITION OF EMPLOYMENT OR SERVICE

All Supervised Persons shall conduct themselves at all times in the best interests of the Clients. Compliance with the Code and applicable federal securities laws shall be a condition of employment or continued affiliation with the Fund or the Firm. Conduct not in accordance shall constitute grounds for actions which may include, but are not limited to, reprimand, restriction on activities, personal fines, disgorgement, termination of employment or removal from office. All Supervised Persons shall receive a copy of this Code and any amendments and shall certify annually, and with each update of this Code, that they have read and agree to comply with it in all respects and that they have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported by this Code. The Certification of the Code is attached as Appendix H.

D.2     TRAINING AND EDUCATION

Procedures for informing Supervised Persons about the Code will help to foster our shared values and avoid inadvertent violations. The Legal and Compliance Department will ensure that Supervised Persons have training and education regarding the Code. Training will occur periodically, but no less frequently than annually. All Supervised Persons are required to attend any training sessions and read any applicable materials. The Legal and Compliance Department will provide you with a copy of the Code which you will certify (i) within ten
(10) days of first becoming a Supervised Person, (ii) annually, and (iii) whenever the Code is materially updated.

D.3     REPORTING OF VIOLATIONS

EMPLOYEE REPORTING OF VIOLATIONS. Supervised Persons who become aware of any violation of the Code must report the violation to the CCO. If the CCO appears to be involved in the wrongdoing, the report may be made to any member of the Ethics Committee. Upon notification of the alleged violation, the CCO, or Ethics Committee member, is obligated to advise the U.S. Legal Department. Examples of violations of the Code include, but are not limited to, any violation of any section herein; applicable laws, rules, regulations; fraud or illegal acts involving any aspect of the Firm's business; material misstatements in the Firm's regulatory filings, internal books and records, Client records or reports; and deviations from required controls and procedures that safeguard Clients.

Non-U.S. Supervised Persons should contact their CCO, and the U.S. and UK Legal Departments. The CCO will maintain records of all complaints and the actions taken to resolve them.

Any individual who wishes to report violations of the Code may choose to do so anonymously. Complaints submitted anonymously must be done either in writing or email, and may be submitted via a link on the Source or alternately in a confidential envelope addressed to the CCO or SLC.

All reports of violations will be investigated promptly and appropriately. RETALIATION AGAINST AN INDIVIDUAL WHO REPORTS ANY VIOLATION IN GOOD FAITH WILL NOT BE TOLERATED AND WILL AT A MINIMUM CONSTITUTE A FURTHER VIOLATION OF THE CODE.

Pursuant to the Sarbanes-Oxley Act, the Audit Committee of the Fund has adopted a Code of Ethics for Principal, Executive and Senior Financial Officers. Officers covered by that code are notified and should familiarize themselves with the relevant policies and procedures, which can be obtained from the Legal and Compliance Department.

REPORTS TO THE BOARD OF THE FUND. Quarterly, the Fund and the Adviser must provide a written report to the Board of Trustees that describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations. At least annually, the report will also certify to the Board of Trustees that the Fund and Adviser each have adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.



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The report should also include significant conflicts of interest that arose involving the Fund and Adviser's personal investment policies, even if the conflicts have not resulted in a violation of the Code. For example, the Fund will report to the Board if a portfolio manager is a director of a company whose securities are held by the Fund.

D.4.    RECORDKEEPING

The Firm shall maintain records, at its principal place of business, of the following:

(i)     A copy of each Code in effect during the past five years;

(ii)    A list of all Supervised Persons and Investment Personnel;

(iii) A record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;

(iv) A copy of each report made by Supervised Persons as required in this Code, including any information provided in place of the reports during the past five years after the end of the fiscal year in which the report is made or the information is provided;

(v)     A copy of each certification of the Code made by any Supervised Person;

(vi) A copy of each trustee report made during the past five years; a record of all persons required to make reports currently and during the past five years; a record of all who are or were responsible for reviewing these reports during the past five years; and,

(vii) For at least five years after approval, a record of any decision and the reasons supporting that decision, to approve an Investment Personnel's purchase of securities in an IPO or a Limited Offering.

D.5     ENFORCEMENT AND EXCEPTIONS TO THE CODE

ENFORCEMENT. Responsibility for enforcing the Code lies primarily with the CCO. In his or her absence he or she or the SLC may designate a member of the Legal and Compliance Department to carry out any action or duty in this Code assigned to the CCO. The Legal and Compliance Department will review all material and information provided under the Code and determine if any violation of this Code has occurred, subject to the supervision of the Ethics Committee. The CCO will take any action he or she deems necessary with respect to any person covered by this Code who violates any provision, subject to the review, direction and supervision of the Ethics Committee. The Ethics Committee also shall have the authority to impose such additional requirements or restrictions as it determines is necessary or appropriate. Reprimands for violations of the code are to be determined under the fact specific circumstance of each violation. The CCO and/or the Ethics Committee may use the Violation Progression Guidelines (Attached as Appendix I) in determining an appropriate remedy.

EXCEPTIONS TO THE CODE. The CCO (subject to review by the Ethics Committee) shall have the authority to exempt any person or class of persons, or transaction or class of transactions, from any portion of this Code and to adopt interpretive positions with respect to any provision of this Code. Any such action shall be based on a good faith determination that (i) such exemption or interpretation is consistent with the fiduciary principles set forth in this Code and applicable federal laws; and (ii) the likelihood of any abuse of the Code as a result of such exemption or interpretation is remote.

D.6     REVIEW AND AMENDMENTS OF THE CODE

At least annually, the CCO will review the adequacy of the Code and the effectiveness of its implementation. The Legal and Compliance Department will provide each Supervised Person and Associated Person with a copy of the Code (i) when they are first determined to be a Supervised Person or Associated Person,
(ii) annually and (iii) after any material changes.



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



Any material changes to this Code will be submitted to the Board of Trustees of the Funds for approval within six months of such change. Examples of changes that are not to be considered material are formatting and updates to the Table of Contents or any Appendix to the Code unless otherwise required by applicable law.

D.7     THE ETHICS COMMITTEE

The purpose of the Ethics Committee (the "Committee") is to provide an effective forum for review of the Code, its procedures and any violations resulting there from. At the effective date of this Code, the Committee consists of the CCOs of Henderson Global and HIML, Henderson Global's Senior Legal Counsel, Director of Retail Marketing, Compliance Associate and Director of Corporate Services. Membership and composition of the Committee may change from time to time.

The Committee will generally meet quarterly or as often as necessary to review the operation of the Code and to consider deviations from operational procedures. These meetings are primarily intended for consideration of the general operation of the Code and substantive or serious departures from standards and procedures. Other persons may attend the meeting at the discretion of the Committee. Any individual whose conduct or report has given rise to the meeting may be called upon, but not have the right, to appear before the Committee.

It is not required that minutes of Committee meetings be maintained. From time to time the Committee or CCO may issue a report describing certain actions taken. If a report is issued, it shall be included in the confidential file maintained by the Legal and Compliance Department with respect to the particular employee or employees whose conduct has been the subject of the meeting.

The CCO will inform the Committee of any such violations at least quarterly.

D.8     EXTERNAL REPORTS

The CCO must provide the boards of any investment company Clients with an annual report describing any issues under the Code. This report must include a discussion of any material violations of Code and whether there were any waivers granted that might be considered important by the investment company Clients.



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                                                                GLOBAL INVESTORS
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



E.      QUESTIONS ABOUT THIS CODE

Questions regarding this Code should be addressed to the Legal and Compliance Team.



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                                                                GLOBAL INVESTORS
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



F.      DEFINITIONS OF TERMS USED

"ACCESS PERSON" means (i) any director, trustee or officer of the Firm; (ii) any employee of the Firm or an Associated Person of the Firm who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of Covered Securities by a Client.

"ADVISER" means Henderson Global Investors (North America) Inc. ("Henderson Global") and Henderson Investment Management Ltd. ("HIML").

"ASSOCIATED PERSON" means any person who is not an employee of the Firm but performs services on behalf of the Firm and who is deemed to be an Access Person or Limited Access Person as determined by the Chief Compliance Officer.

"BENEFICIAL INTEREST" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and rules thereunder, which includes any interest in which a person, directly or indirectly, has or shares a direct or indirect pecuniary interest. A pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from any transaction. EACH ACCESS PERSON AND LIMITED ACCESS PERSON WILL BE ASSUMED TO HAVE A PECUNIARY INTEREST, AND THEREFORE, BENEFICIAL INTEREST IN OR OWNERSHIP OF, ALL SECURITIES HELD BY THE ACCESS PERSON AND LIMITED ACCESS PERSON, THE ACCESS PERSON'S OR LIMITED ACCESS PERSON'S SPOUSE, ALL MINOR CHILDREN, ALL DEPENDENT ADULT CHILDREN AND ADULTS SHARING THE SAME HOUSEHOLD WITH THE ACCESS PERSON OR LIMITED ACCESS PERSON (other than mere roommates) and in all accounts subject to their direct or indirect influence or control and/or through which they obtain the substantial equivalent of ownership, such as trusts in which they are a trustee or beneficiary, partnerships in which they are the general partner, except where the amount invested by the general partner is limited to an amount reasonably necessary in order to maintain the status as a general partner, corporations in which they are a controlling shareholder, except any investment company, mutual fund trust or similar entity registered under applicable U.S. or foreign law, or any other similar arrangement. The final determination of Beneficial Ownership is a question to be determined by the Legal and Compliance Department in light of the facts for each particular case. If in doubt, employees should consult with the CCO. Additional guidance on Beneficial Ownership can be found in Appendix J. Any questions an Access Person or Limited Access Person may have about whether an interest in a security or an account constitutes beneficial interest or ownership should be directed to the Legal and Compliance Department.

"CHIEF COMPLIANCE OFFICER" means, for HGINA, the Chief Compliance Officer of HGINA designated by its Board of Directors; for HIML, the Chief Compliance Officer of HIML designated by its Board of Directors; and for the Fund the Chief Compliance Officer of the Fund designated by its board of Trustees or, in each case, the person currently fulfilling the duties and functions of the office. Such duties may be delegated as in paragraph one of Section D.5.

"CLIENT" means any investment advisory client of the Firm, including the Fund.

"CONSIDERING FOR PURCHASE OR SALE" shall mean when the portfolio manager communicates that he/she is seriously considering making such a transaction or when a recommendation to the portfolio manager to purchase or sell has been made or communicated by an analyst at the Adviser and, with respect to the analyst making the recommendation, when such analyst seriously considers making such a recommendation.

"COVERED ASSOCIATE" shall have the meaning set forth in Rule 206(4)-5 of the Investment Advisers Act of 1940, as amended. Included in this definition is any executive officer, general partner or managing member of the company. Also included are: (1) employees who perform policy-making functions, (2) any employee who solicits a government entity and their supervisor, and () any Political Action Committee (PAC) controlled by the adviser or any of its Covered Associates.



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS

"COVERED SECURITY" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, as amended, including any right to acquire such security, such as puts, calls, other options or rights in such securities, and securities-based futures contracts, Fund Shares or exchange-traded funds, except that it shall not include securities which are direct obligations of the government of the United States, shares issued by U.S. registered open-end investment companies other than the Fund, bankers' acceptances, bank certificates of deposit or commercial paper and high quality short-term debt instruments, including repurchase agreements.

The "ETHICS COMMITTEE" shall consist of CCOs of Henderson Global and HIML, Henderson Global's Senior Legal Counsel, Director of Retail Marketing, Compliance Associate and Director of Corporate Services or the person currently fulfilling the duties and functions of each such office, respectively.

"EXECUTION-RELATED ACCESS PERSON" means an Access Person of the Firm who may direct, or influence the decision to direct, the execution of portfolio transactions to brokers-dealers and other market intermediaries

"FUND" means the Henderson Global Funds and each series thereof.

"FUND SHARES" means shares of beneficial interest in any series of the Fund or any mutual fund advised by the Adviser or an affiliate.

"INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not required to file reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or an initial public offering under comparable foreign law.

"INVESTMENT PERSONNEL" means any employee of the Fund or the Adviser (or any company in a control relationship to the Fund or the Adviser) or any Associated Person, who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client. Investment Personnel also includes any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to Clients regarding the purchase or sale of securities by Clients.

"SUNGARD PTA" means the SunGard PTA system for electronic preclearance of personal securities.

"KNOWINGLY/KNOWS/KNEW" means (i) actual knowledge or (ii) reason to believe but shall exclude institutional knowledge, where there is no affirmative conduct by the Employee to obtain such knowledge, for example, querying the Firm's trading system or Investment Personnel.

"LABOR ORGANIZATION" means a labor organization engaged in an industry affecting commerce and includes any organization of any kind, any agency, or employee representation committee, group, association, or plan so engaged in which employees participate and which exists for the purpose, in whole or in part, of dealing with employers concerning grievances, labor disputes, wages, rates of pay, hours, or other terms or conditions of employment, and any conference, general committee, joint or system board, or joint council so engaged which is subordinate to a national or international labor organization, other than a State or local central body.

"LEGAL AND COMPLIANCE DEPARTMENT" shall mean the Compliance and Business Risk Department in the U.K. or the Legal and Compliance Department in the U.S., or successor departments, as appropriate.

"LIMITED ACCESS PERSON" means any employee of the Firm or any Associated Person of the Firm who is not an Access Person under this Code.

"LIMITED OFFERING" means an offering that is exempt from registration under
Section 4(2) or Section 4(6) under the Securities Act of 1933, as amended, or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act, as amended, and similar restricted offerings under comparable foreign law.



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS

"PERSONAL BENEFIT" includes any intended benefit for oneself or any other individual, company, group or organization of any kind whatsoever except a benefit for a Client or the Firm, as appropriate.

"REGISTERED REPRESENTATIVE" means persons required to be registered under applicable SEC or FINRA rules to sell securities on behalf of a broker dealer or investment adviser.

"SENIOR LEGAL COUNSEL" means the Senior Legal Counsel of Henderson Global Investors (North America) Inc. or his or her designee for U.S. persons. For non-U.S. persons the term means the General Counsel of Henderson Group plc or his or her designee.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDICES

APPENDIX A: PERMISSION FOR IPO

                    INITIAL PUBLIC OFFERING APPROVAL REQUEST


______________________________                    _____________________________
Name ( Please Print)                              Department

1.   Name of issuer:--
     __________________________________________________________________________

2.   Type of security:          [  ] Equity            [  ] Fixed Income

3.   Planned date of transaction:______________________________________________

4.   Size of offering:_________________________________________________________

5.   Number of shares to be purchased:_________________________________________

6.   What firm is making this IPO available to you?____________________________

7.   Do you do business with this firm in connection with your job duties?
     __________________________________________________________________________

8. Do you believe this IPO is being made available to you in order to influence brokerage order flow for fund or client accounts?
     __________________________________________________________________________

9.   Have you in the past received IPO allocations from this firm?
     [  ] Yes    [  ] No

     If "yes", please provide a list of all previously purchased IPO's ________
     __________________________________________________________________________

10.  To your knowledge, are other Henderson personnel or clients involved?
     [  ] Yes    [  ] No

     If "yes", please describe
     __________________________________________________________________________

11.  Describe how you became aware of this investment opportunity:
     __________________________________________________________________________
     __________________________________________________________________________

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to affect the trade(s) listed above until I have received formal approval.


___________________________________               _____________________________
Signature                                         Date


Date Received: ______________________


Approved: ___________________________             Disapproved: ________________
          Name:                                   Name:
          Title:                                  Title:


Date:  ________________



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX B: PERMISSION FOR PPO

                       PRIVATE PLACEMENT APPROVAL REQUEST

(Attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)


______________________________                    _____________________________
Name ( Please Print)                              Department


1.   Name of corporation, partnership or other entity (the "Organization")
     __________________________________________________________________________

2.   Is the Organization:       [  ] Public       [  ] Private

3.   Type of security or fund:
     __________________________________________________________________________

4. Nature of participation (eg, Stockholder, General Partner, Limited Partner). Indicate all applicable:
     __________________________________________________________________________

5.   Planned date of transaction:______________________________________________

6.   Size of offering (if a fund, size of fund):
     __________________________________________________________________________

7.   Size of your participation:  _____________________________________________

8.   Would the investment carry limited or unlimited liability?
     [  ] Limited       [  ] Unlimited

9.   To your knowledge, are other Henderson personnel or clients involved?
     [  ] Yes    [  ]  No      If "yes",  please describe:
     __________________________________________________________________________

10.  Describe the business to be conducted by the Organization:
     __________________________________________________________________________

11.  If Organization is a fund:
     o Describe investment objectives of the fund (eg, value, growth, core or specialty)________________________________________________________________
     __________________________________________________________________________



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS

12.  For portfolio managers:
     Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available
     to a fund or client you manage money for?    [  ] Yes    [  ] No

     If "yes", please describe which client or fund:
     __________________________________________________________________________

13.  Will you participate in any investment decisions?     [  ] Yes   [  ] No

     If "yes", please describe:
     __________________________________________________________________________

14.  Describe how you become aware of this investment opportunity:
     __________________________________________________________________________



I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Legal and Compliance Department in writing if any aspect of the investment is proposed to be changed (eg, investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to affect the trade(s) listed above until I have received formal approval.


___________________________________               _____________________________
Signature                                         Date


Date Received: ______________________


Approved: ___________________________             Disapproved: ________________
          Name:                                   Name:
          Title:                                  Title:


Date:  ________________



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX C: OUTSIDE BUSINESS ACTIVITY

                         OUTSIDE BUSINESS ACTIVITY FORM

Name of Supervised Person:______________________    Date Submitted:____________

PART ONE: NOTIFICATION AND DISCLOSURE

To comply with Section C.1.b of the Code of Ethics, I am disclosing the following outside business activity:
_______________________________________________________________________________






_______________________________________________________________________________


PART TWO: APPROVAL

To comply with Section C.1.b of the Code of Ethics, I am notifying and requesting approval for the following outside business activity in which I will accept a position as a director, officer, or employee or receive any compensation as a result of a business activity (other than a passive investment), outside the scope of my relationship with the Firm and its affiliates:
_______________________________________________________________________________






_______________________________________________________________________________


PART THREE: CERTIFICATION

I hereby certify that (i) the above information is accurate to the best of my knowledge, (ii) I know of no other information which would cause a real or apparent conflict of interest between the Firm, the interests of its clients and this outside business activity (iii) I believe that this outside business activity will not cause me to violate any of the standards of conduct or supporting policies in the Code of Ethics, and (iv) I will provide other information on request.

Signature:________________________________________  Date:______________________
Supervised Person


Please submit this form to a member of the Legal and Compliance Department. If approval is sought for an outside business activity, this form must be completed and approved before the activity can begin or a position is accepted. Requests for approval will generally be returned within 10 business days of submission.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

Your request for approval of an outside business activity has been:

[  ] Denied as a real or apparent conflict of interest

[  ] Approved on the following conditions:

1. You will notify the Legal and Compliance Department if any of the above information changes;

2.   __________________________________________________________________________

3.   __________________________________________________________________________



Signature:________________________________________  Date:______________________

Member of the Legal and Compliance Department



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX D: HGINA GIFTS & ENTERTAINMENT POLICY

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. ("HGINA")

GENERAL POLICY ON GIFTS AND ENTERTAINMENT

I.      INTRODUCTION

Gift giving and receiving, as well as certain forms of hospitality provided by or to current or prospective Clients, Broker-Dealers, Vendors, or other business contacts may present a real or apparent conflict of interest. HGINA employees must always observe high standards of conduct in dealing with their customers or business contacts and apply fair and equitable principles of trade in their practices.

This Policy sets forth the parameters to give and receive gifts and entertainment to and from clients/business contacts or other service providers. Additionally, this Policy imposes requirements with respect to the documentation of such gifts and entertainment. The gifts and entertainment received sections of this Policy apply to all HGINA employees. The gifts and entertainment given sections of this Policy apply to all HGINA employees, except for the FINRA registered broker/dealer representatives, who are subject to a separate FINRA Cash and Non-Cash Compensation Policy, a copy of which is attached.

Any employee seeking an exception to this Policy should speak to either the CCO or Senior Legal Counsel. Any deviations to the policies set forth below may be made only under limited circumstances and only with prior written approval.

II.     GIFTS GIVEN BY EMPLOYEES TO CLIENTS AND OTHER BUSINESS CONTACTS

Nominal gifts may be given to business contacts or to charities on behalf of the Firm. WITHOUT THE PRIOR PERMISSION OF THE CCO, GIFTS SHOULD NOT EXCEED A FACE VALUE OF $100 AND THE AGGREGATE VALUE OF ALL SUCH OCCASIONS SHOULD NOT EXCEED A FACE VALUE OF $250 IN ANY TWELVE-MONTH PERIOD, TO A SINGLE RECIPIENT. If you believe it would be appropriate to give a gift that exceeds $100 face value in a specific situation, you must submit a written request to the CCO prior to giving the gift. Additionally, if you desire to make a political contribution of $150 or more on behalf of you or the firm to any federal, state or local candidate to any political association or group, you must report the contribution to the CCO in your next quarterly report (See II.A.3 below). Covered Associates (as designated by the CCO and which include NAMT members, members of the Institutional Group, certain Property Group members, and certain other individuals) must obtain prior consent from the CCO or another designated member of the Legal and Compliance Group for ANY POLITICAL CONTRIBUTIONS IN THE UNITED STATES no matter the amount being donated. NAMT members as well as Institutional staff must obtain prior consent from the CCO for ANY POLITICAL CONTRIBUTIONS IN THE UNITED STATES no matter the amount being donated. If any gift under this
Section II is in excess of $100 or is a political contribution of $150 or more, you can email the request to the CCO and specify: (1) the name of the presenter,
(2) the name of the intended recipient and his or her employer, (3) the nature of the gift and the face value, (4) the nature of the business relationship; and
(5) the reason the gift is being given. Gifts, in the form of cash or cash equivalents, including gift certificates redeemable for cash, cannot be given. See Appendix E for further information on the "Pay-to-Play" Rules and political contributions.

Some clients or potential clients (eg states and municipalities) have stringent restrictions and/or prohibitions on the acceptance of gifts and/or business entertainment by their personnel and it is the responsibility of the HGINA employee to adhere to any such restrictions and/or prohibitions. NOTE THAT HGINA EMPLOYEES ARE NOT ALLOWED TO PROVIDE GIFTS OR ENTERTAINMENT OF ANY VALUE TO LABOR ORGANIZATIONS (AS DEFINED UNDER THE CODE) OR ANY OFFICER, AGENT OR OTHER REPRESENTATIVE OR EMPLOYEE OF A LABOR ORGANIZATION, AS THE TERM IS DEFINED IN THE CODE OF ETHICS.

EMPLOYEES ARE CURRENTLY RESPONSIBLE FOR DOCUMENTING EACH GIFT GIVEN BY USING THE NE7 EXPENSE REPORTING SYSTEM. GIFTS SHOULD BE PROPERLY CATEGORIZED AND A DESCRIPTION OF THE GIFT SHOULD BE INCLUDED.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

A.      EXCEPTIONS FROM THE GIFT POLICY:

1.      GIFTS WITH A FACE VALUE LESS THAN $100

As noted above, if an employee is giving a business contact a gift of less than a $100 face value, prior permission from the CCO is not required. Note that the gift will still be included in the total of gifts subject to the $250 aggregate limit as described above, the gift will still be required to be reported on the NE7 Expense Reporting System and it will still require approval from the employee's manager (through the normal expense approval process).

2.      PERSONAL GIFTS

HGINA employees at their own cost, may provide gifts to a business contact or the family or friends of a business contact. THESE GIFTS ARE NOT CONSIDERED GIFTS THAT MUST BE TRACKED/DOCUMENTED UNDER THIS POLICY. For example, employees may give gifts to friends and family members who are also clients/suppliers in connection with commonly recognized life events or occasions such as a wedding, bar/bat mitzvah, christening and the like or occasions such as birthdays or holidays at their own cost. Judgment should be used in connection with the giving of any such gifts so as not to create an appearance of impropriety and to ensure that such gifts are consistent with the usual and customary gift-giving practices of the employee. THE VALUE OF THE GIFT SHOULD NOT BE SO EXCESSIVE AS TO RAISE QUESTIONS OF IMPROPRIETY.

3.      POLITICAL CONTRIBUTIONS [NOTE: THIS APPLIES TO HGINA EMPLOYEES ONLY]

Employees (both HGINA and HIML) may, at their own cost, give political contributions to any federal, state or local candidate or any political association or group provided that such contributions are made in accordance with applicable federal and state laws. HGINA employees must identify any such contributions of $150 or more on their quarterly report indicating the candidate or group to which the contribution was made and the amount of such contribution.

In all instances, Covered Associates must obtain prior approval of all political contributions from the CCO or another designated member of the Legal and Compliance Group. See Appendix E for further information regarding the "Pay-to-Play" rules and political contributions.

III. ENTERTAINMENT AND HOSPITALITY PROVIDED TO CURRENT/PROSPECTIVE CLIENTS/BUSINESS CONTACTS

HGINA AUTHORIZES BUSINESS ENTERTAINMENT AND HOSPITALITY OF CURRENT AND PROSPECTIVE CLIENTS/BUSINESS CONTACTS AND THEIR AUTHORIZED GUESTS AS LONG AS IT IS APPROPRIATE AND NEITHER SO FREQUENT NOR SO EXTENSIVE OR LAVISH AS TO RAISE QUESTIONS OF IMPROPRIETY. All such entertainment and hospitality is subject to NE7 Expense Reporting requirements and should be approved by the employee's manager.

AS LONG AS AN HGINA EMPLOYEE IS PRESENT AT THE ENTERTAINMENT OR HOSPITALITY EVENT WITH THE CURRENT OR PROSPECTIVE CLIENT/BUSINESS CONTACT, THE EVENT IS NOT DEEMED TO BE A GIFT AND WILL NOT BE SUBJECT TO THE ABOVE GIFT GIVING POLICIES. Therefore, if an employee is unable to attend, he/she must have someone from HGINA attend in their place if they wish for it to be considered as entertainment or hospitality and not as a gift.

A.      OTHER POLICIES/PRINCIPLES:

1. The purpose of entertainment events is to provide an opportunity for meaningful business dialogue and to develop long-term business relationships.

2. In the case of an event involving an overnight stay that will be paid by HGINA , for each full day of the event there should be at least one substantive business presentation/discussion.

3. An HGINA employee must be present at each segment of the function being paid for by HGINA.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

4. Thoughtful consideration should be given to an appropriate client/business contact to the HGINA employee ratio at each segment of the function.

5. Neither HGINA nor the HGINA employee may pay for out-of-pocket incidentals for clients/business contacts during an event.

6. Neither HGINA nor the HGINA employee may pay for separate events for clients'/business contacts spouses/companions; however, spouses/companions may attend, at HGINA's expense, group entertainment functions. These guidelines apply to all entertainment events.

7. HGINA employees must maintain a list of all attendees and their corporate affiliations for ticket reimbursement requests.

8. HGINA employees who purchase season tickets to sporting, theatrical, golf memberships, or other events for business purposes may only request reimbursement for tickets used with clients/business contacts.

B.      TRAVEL:

1. HGINA generally may not pay for commercial travel to or from out-of-town events, including airfare, upgrades, car rentals, train transportation or the like for clients/business contacts or their guests. However, for the Henderson Property Group Annual Client Meeting and for certain other institutional clients, HGINA may pay for client travel as it is not so lavish as to raise questions of impropriety.

2. HGINA may pay for ground transportation for HGINA clients/business contacts and their guests at an out-of-town event destination.

C.      MEALS AND LODGING:

1. HGINA or employees may not pay for lodging expenses of clients/business contacts and their spouses/companions (including hotel upgrades and house rentals) unless such offsite or out of town event incorporates a substantive business meeting or presentation.

2. HGINA AND ITS EMPLOYEES MAY PAY FOR FOOD AND BEVERAGES FOR CLIENTS/BUSINESS CONTACTS AND THEIR GUESTS AS LONG AS AN HGINA EMPLOYEE IS PRESENT FOR THE MEAL OR EVENT. For example, HGINA may pay for the dinner of the spouse of a client/business contact as long as the client/business contact and the HGINA employee are at the same dinner.

IV. GIFTS RECEIVED BY EMPLOYEES (OR FAMILY MEMBERS) FROM CURRENT/PROSPECTIVE CLIENTS / BUSINESS CONTACTS

Any instance of a single gift, entertainment or other personal benefit received from current or prospective clients/business contacts or other service providers with a face value greater than $100 must be reported to the Legal and Compliance Department (whenever possible prior to acceptance) on the Gift & Entertainment Declaration Form attached to this Policy. Anyone receiving gifts or entertainment totaling more than $250 face value from any one source in any twelve-month period, must obtain approval from the Legal and Compliance Department for each gift or entertainment over the threshold prior to acceptance. IT IS THE EMPLOYEE'S RESPONSIBILITY TO MONITOR THE AGGREGATE VALUE OF SUCH GIFTS OR ENTERTAINMENT RECEIVED.

Any questions regarding the value or receipt of any gift or other personal benefit should be directed to the Legal and Compliance Department. If the value of a gift cannot be easily determined, the employee should make a good faith estimate or consult with the Legal and Compliance Department to make a determination of value.

Gifts or entertainment received which is unacceptable according the Policy or found to be unacceptable by the Legal and Compliance Department must be returned to the presenter. Gifts should be received at the employee's normal workplace, not at the home of the employee.

ANY FAILURE TO REPORT GIFTS RECEIVED BY THE EMPLOYEE TO THE LEGAL AND COMPLIANCE DEPARTMENT IN ACCORDANCE WITH THIS POLICY WILL BE CONSIDERED A VIOLATION OF THE HGINA CODE OF ETHICS. The Legal and Compliance Department will maintain a Central Gifts Register, which summarizes a list of all such gifts received by employees.



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS

V. ENTERTAINMENT AND HOSPITALITY RECEIVED FROM CURRENT/PROSPECTIVE CLIENTS/BUSINESS CONTACTS

Usual and normal benefits provided to an employee in the ordinary course of business are permitted. This would include an occasional dinner, a ticket to a sporting event or theatre, a golf outing, etc.

HGINA employees are not to accept hospitality or entertainment from clients or business contacts that is:

o   Solicited by the employee (ie asking for tickets to an event)
o   Lavish or unusual
o   Not a normal or customary type of amenity
o   Too extensive or frequent as to raise questions of propriety
o   An expense reimbursed that HGINA would not pay

Hospitality and entertainment accepted by an HGINA employee is subject to the same reporting requirements noted above. If the value cannot be easily determined, the employee should make a good faith estimate or consult with the Legal and Compliance Department to make a determination of value.

VI.     QUESTIONS

Any questions regarding this Policy should be directed to the Legal and Compliance Department.


Contact:
Ken Kalina                (312) 915 9122
Chris Yarbrough           (312) 915 9144
Chris Golden              (312) 475 7010
Carolyn Barr              (312) 915 9155
Anne Kochevar             (312) 915 9161

AS NOTED EARLIER, FINRA REGISTERED REPRESENTATIVES ARE SUBJECT TO APPLICABLE STATE AND FEDERAL RULES INCLUDING THE FINRA CASH AND NON-CASH COMPENSATION POLICY CONDUCT RULE 2830 OF THE FINRA RULES OF ASSOCIATION.



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                                                                       HENDERSON
                                                                GLOBAL INVESTORS

GIFTS & ENTERTAINMENT DECLARATION FORM

This form must be completed for the acceptance of any gift, entertainment or other personal benefit if the value exceeds $100 face value and must be completed PRIOR to acceptance for benefits totaling more than $250 face value from any one source in any twelve month period.

Please complete Section A only and return to the Legal and Compliance department. For benefits requiring PRIOR approval, Section B will be completed and either authorization or denial will be communicated to the recipient.


SECTION A

----------------------------------------- -------------------------------------
RECIPIENT:
----------------------------------------- -------------------------------------
DATE BENEFIT RECEIVED / OF EVENT:
----------------------------------------- -------------------------------------
DONOR:
----------------------------------------- -------------------------------------
RELATIONSHIP:
----------------------------------------- -------------------------------------
NATURE OF GIFT OR EVENT:
----------------------------------------- -------------------------------------
FACE VALUE OF GIFT OR POLITICAL
CONTRIBUTION OR EVENT:
----------------------------------------- -------------------------------------
WERE YOU THE RECIPIENT OF ANY OTHER       $
BENEFIT FROM THIS DONOR WITHIN THE PAST
TWELVE MONTHS?  YES/NO    IF YES,
EXPLAIN:
----------------------------------------- --------- ---------------------------
SIGNATURE OF RECIPIENT:                             DATE:
----------------------------------------- --------- ---------------------------

SECTION B

----------------------------------------- -------------------------------------
LEGAL AND COMPLIANCE SIGN-OFF PROVIDED
BY:
----------------------------------------- --------- ---------------------------
SIGNATURE:                                          DATE:
----------------------------------------- --------- ---------------------------



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX E: RULE 206(4)-5 ("PAY-TO-PLAY") RULES UNDER THE INVESTMENT ADVISERS ACT OF 1940

The SEC has adopted Rule 206(4)-5 ("Pay-To-Play Rule") designed to restrict an investment advisers' ability to make political contributions to government officials who are in a position to influence the award of advisory business. The Rule applies to certain registered pooled investment vehicles, including mutual funds, if the pools are an investment option of a participant-directed plan or program of a government entity.

PROVISIONS

The new Rule includes four primary provisions:

1. The rule imposes a two-year "Time-Out" on conducting compensated advisory business with a government client after a contribution is made.

2. It prohibits advisers from paying third parties to solicit government entities for advisory business, unless the third party is a registered broker-dealer or investment adviser

3. The Rule makes it unlawful for an adviser to solicit or coordinate: (a) contributions for a government official to which the adviser is seeking to provide advisory services, or (b) payments to a political party of a state or locality where the adviser is providing or seeking to provide advisory services to a government entity

4. The Rule inludes a provision prohibiting an adviser from doing anything indirectly that, if done directly, violates the rule.

EXCEPTIONS

The Rule includes two exceptions to the two-year TIME-OUT provision:

1. There is a de minimis provision allowing a covered associate to make contributions up to $350 per election per candidate if the contributor is entitiled to vote for the candidate and contributions of to $150 per election if the contributor is not entitled to vote for the candidate.

2.      There is a limited exception for inadvertent contributions.


REQUIREMENTS

If you desire to make a political contribution of $150 or more on behalf of you or the firm to any federal, state or local candidate or to any political association or group, you must report the contribution to the CCO in your next quarterly report using the SunGard PTA system. NAMT members, all Institutional staff and those persons designated as Covered Persons must obtain prior consent from the CCO for ANY POLITICAL CONTRIBUTIONS IN THE UNITED STATES no matter the amount being donated.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX F: 407 LETTER FOR HGINA SUPERVISED PERSONS

                                 ON LETTERHEAD

[Date]:
Broker Name:
Broker Address:


RE: REQUEST FOR DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS FOR [Supervised Person's Name and if available account number].

To Whom It May Concern:

[Supervised Person's name] is a "Supervised Person" of Henderson Global Investors (North America) Inc. as that term is defined in our Code of Ethics. As such She /he (and certain members of her/his household, if applicable) is/are subject to our Code of Ethics, which requires that trade confirmations and duplicate brokerage statements be sent to us. Please send documentation for all accounts, including account number __________. Confirmations and duplicate statements should be sent to the attention of Carolyn Cetera, Legal Department at Henderson Global Investors (North America) Inc., 737 N. Michigan Ave., Suite 1700, Chicago, IL 60611.

Please feel free to call me at 312.915-9159 if you have any questions or require further information.

Sincerely,



[Name of a member of L&C Team]                     [Supervised Person's Name]
Legal and Compliance                               [Supervised Person's title]
Henderson Global Investors                         Henderson Global Investors
(North America) Inc.                               (North America) Inc.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX G: QUARTERLY TRANSACTION REPORT

                HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.
                      HENDERSON INVESTMENT MANAGEMENT LTD.
                             HENDERSON GLOBAL FUNDS


                         SECURITIES TRANSACTION REPORT

                For the Calendar Quarter Ended ________ __, 200_

This report is due no later than thirty (30) days after the calendar quarter end. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:

NAME OF SECURITY     TRANSACTION          NUMBER OF     TOTAL AMOUNT  NATURE OF                PRICE    BROKER OR
(INCLUDING           DATE                SHARES AND                   TRANSACTION                       BANK USED
INTEREST RATE AND                         PRINCIPAL                   (PURCHASE OR
MATURITY FOR                                 AMOUNT                   SALE)
DEBT)

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

This report (a) excludes transactions not required to be reported, and (b) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I have established and maintain a securities brokerage account or accounts for my direct or indirect benefit in which securities were held during the quarter identified above. Information pertaining to such account(s) is set forth below:

NAME OF BROKER, DEALER OR BANK AT WHICH                  DATE ON WHICH ACCOUNT WAS ESTABLISHED
ACCOUNT IS ESTABLISHED

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

[  ]    I have nothing to report.

[  ]    I personally trade securities and have my broker send notices regarding those trades to the Legal and Compliance Dept.

[  ]    My broker makes decisions for me regarding my investments and sends duplicate account statements to the Legal and Compliance Dept.

[  ]    I own Henderson Global Fund shares and understand that they send duplicate account statements to the Legal and Compliance Dept.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

[  ]    I own Henderson Group PLC shares through employer-sponsored plans.

[  ]    I have made the following political contributions that exceed $150 to candidates and/or political associations:

CANDIDATE/GROUP                          DATE                                  AMOUNT

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


Date:________________________________________     Name:________________________


Signature:___________________________________



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX H: ANNUAL HOLDINGS REPORT

                HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.
                      HENDERSON INVESTMENT MANAGEMENT LTD.
                             HENDERSON GLOBAL FUNDS

                                HOLDINGS REPORT

This form must be completed by all Supervised Persons of the Henderson Global Funds within ten (10) calendar days after becoming an Access Person and annually within thirty (30) calendar days from the time requested by the Legal and Compliance Department. All information must be current as of a date within forty
(45) days of the date of this report.

Supervised Persons are those persons defined in the Code of Ethics. The Legal and Compliance Department maintains a list of Access Persons.

I HEREBY CERTIFY AS FOLLOWS:

[  ]    I do not have any holdings in Covered Securities.

[  ]    The only holdings subject to reporting requirements under the Code of
        Ethics I have to report are in shares of Henderson Global Funds or funds advised by HGINA or an affiliate and you are receiving duplicate account statements and confirmations.

[  ]    I have listed all Covered Securities positions I beneficially own
        (including those of my spouse and minor children and other securities attributed to me under the Code). This includes securities positions held in a brokerage account and those that are not (ie, held in certificate form in a safe deposit box, etc.).

Note that Covered Securities DO NOT include U.S. registered open end mutual funds, money market securities or direct obligations of the government of the United States. Execution-Related Access Persons are required to report securities issued by governments other than the United States and non-U.S. investment companies (eg, UK investment trusts) and securities held through retirement plans or savings schemes (eg, ISAs and PEPs). (SEE THE CODE OF ETHICS FOR FURTHER EXPLANATIONS OF THE TERMS COVERED SECURITY AND BENEFICIAL INTEREST). (Please complete all columns.)

SECURITY NAME                             # OF SHARES HELD        PRINCIPAL AMOUNT    NAME OF BROKER/DEALER OR BANK
                                                                                      ACCOUNT

------------------------------------------------------------------------------------------------------------------------
1)
------------------------------------------------------------------------------------------------------------------------
2)
------------------------------------------------------------------------------------------------------------------------
3)
------------------------------------------------------------------------------------------------------------------------
4)
------------------------------------------------------------------------------------------------------------------------
5)
------------------------------------------------------------------------------------------------------------------------
6)
------------------------------------------------------------------------------------------------------------------------
7)
------------------------------------------------------------------------------------------------------------------------
8)
------------------------------------------------------------------------------------------------------------------------
9)
------------------------------------------------------------------------------------------------------------------------
10)
------------------------------------------------------------------------------------------------------------------------
11)
------------------------------------------------------------------------------------------------------------------------
12)
------------------------------------------------------------------------------------------------------------------------
13)
------------------------------------------------------------------------------------------------------------------------
14)
------------------------------------------------------------------------------------------------------------------------
15)
------------------------------------------------------------------------------------------------------------------------
16)
------------------------------------------------------------------------------------------------------------------------
17)
------------------------------------------------------------------------------------------------------------------------
18)
------------------------------------------------------------------------------------------------------------------------
19)
------------------------------------------------------------------------------------------------------------------------
20)
------------------------------------------------------------------------------------------------------------------------



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

[  ]    Check here if you have attached additional pages of Covered Securities positions and provide on the following line the total number of Covered Securities positions listed: __________.


___________________________________
Date


___________________________________
Please Print Your Name Here


___________________________________
Signature



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX I: ACKNOWLEDGEMENT AND CERTIFICATION

                       ACKNOWLEDGEMENT AND CERTIFICATION

I acknowledge that I have read the Henderson Code of Ethics effective _______(a copy of which has been supplied to me, which I will retain for future reference) and agree to comply in all respects with the terms and provisions thereof. I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported by this Code of Ethics and have complied with all provisions of this Code.


___________________________________
Date


___________________________________
Print Name


___________________________________
Signature



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX J: VIOLATION PROGRESSION GUIDELINES

                              ETHICS COMMITTEE OF
                HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.
                    HENDERSON INVESTMENT MANAGEMENT LIMITED
                             HENDERSON GLOBAL FUNDS
               PERSONAL TRADING VIOLATION PROGRESSION GUIDELINES
               -------------------------------------------------

INTRODUCTION:

When a Supervised Person violates the Code of Ethics (the "Code") for Henderson Global Investors (North America) Inc. ("HGINA"), Henderson Investment Management Limited ("HIML") and Henderson Global Funds (the "Fund") the violation often is done in error, without the intent to harm any Client or, to deceive or to hide the individual's personal trading activity. Such violations may be considered to be "administrative violations." For example:

(i) Late reporting of quarterly and/or holdings reports may generally be considered administrative if not habitual;

(ii) Failure to pre-clear, which is determined by the CCO, subject to review by the Ethics Committee, to be unintentional and not habitual may also be considered an administrative violation.

Intentional violations of the Code are much more serious and would be considered material. The Chief Compliance Officer, subject to review by the Ethics Committee, will determine whether a violation is administrative or material and whether an incident or incidents constitutes one or more violation(s). HGINA, HIML and the Fund each considers appropriate responses to both types of violations important to the regulatory well being of its organization.

Under the Code, the Chief Compliance Officer must respond to each violation, subject to the review, direction and supervision of the Ethics Committee. The response should be designed to take appropriate corrective action for each violation that demonstrates the Fund's, HGINA's and HIML's commitment to effective enforcement of the Code.

The following general guidelines are intended to ensure that HGINA, HIML and the Fund are consistent and fair in addressing violations under the Code. Every violation of the Code is unique. However, some violations, such as late reporting and failure to preclear a Covered Security, may occur more often. The following progression provides guidelines to assist the Chief Compliance Officer in determining a reasonable course of action for more common violations.

The Chief Compliance Officer will generally impose consequences for violations based on these guidelines; however, subject to the review and approval of the Ethics Committee, the Chief Compliance Officer may deviate from these guidelines based upon the circumstances of individual violations. All violation consequences will be reviewed by the Ethics Committee at quarterly meetings to ensure appropriate actions are being taken. Individuals subject to disciplinary action under these guidelines may also seek review by the Ethics Committee.

GUIDELINES:

Note that violations from late reporting and failure to pre-clear a covered Security may be treated separately under these guidelines, for example, the first time an individual completes a reporting requirement late may be treated as a "First Administrative Violation" even if the individual had previously violated the code in other ways.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

FIRST ADMINISTRATIVE VIOLATION:

o Inform the individual of the violation and confirm that pertinent information is documented.

o Document a discussion with the individual of the issue, relevant portions of the Code, and the consequences of future violations. Due to cultural differences between the United States and the United Kingdom, first administrative violations may be handled differently based on the office in which it takes place. In the U.S., the employee will typically receive a memo to sign indicating their acknowledgement of the violation and an understanding of the Code. In the U.K., it is likely that a member of the Compliance team will have a verbal discussion with the employee and will document that conversation for the Ethics Committee files.

o   The individual re-attests to their knowledge of the Code.

o Determine whether, based on circumstances, it is appropriate to: reverse the trade in question and/or fine the individual.

SECOND ADMINISTRATIVE VIOLATION:

o Inform the individual of the violation and confirm that pertinent information is documented.

o Document a discussion with the individual of the issue, relevant portions of the Code, and the consequences of future violations.

o   The individual re-attests to their knowledge of the Code.

o Send a letter of reprimand to the individual's employment file and report the incident to individual's manager for supervisory purposes.

o Determine whether, based on circumstances, it is appropriate to: reverse the trade in question; and/or fine the individual.

THIRD OR MORE ADMINISTRATIVE VIOLATIONS:

o Inform the individual of the violation and confirm that pertinent information is documented.

o Document a discussion with the individual of the issue, relevant portions of the Code, and the consequences of future violations.

o   The individual re-attests to their knowledge of the Code.

o Send a letter of reprimand to the individual's employment file and report the incident to individual's manager for supervisory purposes.

o   Reverse the trade in question and/or fine the individual.

MATERIAL VIOLATIONS:

If any violation is material, then it will be discussed with the person's manager, reported to the Board of the Fund and the Executive Management of HGINA and/or HIML. Termination of employment may be discussed with HGINA's or HIML's Human Resources Department and Executive Management.

ADDITIONAL NOTES:

o Fines will be paid to HGINA or HIML who will then forward the money to a legitimate charity.

o Violations by spouses and those living in the same household who are covered by the Code will be treated as violations caused by the Access Person or Limited Access Person employed by HGINA or HIML.

o Information discovered in the front running and insider-trading reviews will be used to determine the severity of each violation consequence.

o To the extent an employee fails to pre-clear and then profits from a trade that would not have received permission to deal, then the employee will be required to disgorge the profits, which will then be forwarded by HGINA or HIML to a legitimate charity.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

APPENDIX K: GUIDANCE ON BENEFICIAL OWNERSHIP

For a final determination of whether you have Beneficial Ownership in a covered Security please see your Chief Compliance Officer. However, the following examples are offered as guidance:

1.      SECURITIES HELD BY FAMILY MEMBERS

(A)     EXAMPLE 1-A:
        X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

(B)     EXAMPLE 1-B:
        X and Y are divorced. They do not live together. Neither party contributes to the support of the other. X has no control over the financial affairs of his ex-wife. Neither X nor Y is a beneficial owner of the other's securities.

(C)     EXAMPLE 1-C:
        X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

(D)     EXAMPLE 1-D:
        X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's securities.

2.      SECURITIES HELD BY A COMPANY

(A)     EXAMPLE 2-A:
        O is a holding company with 5 shareholders. X owns 30% of the shares of the company. Although O does no business on its own, it has several wholly-owned subsidiaries which do. X has beneficial interest in the securities owned by O.

3.      SECURITIES HELD IN TRUST

(A)     EXAMPLE 3-A:
        X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

(B)     EXAMPLE 3-B:
        X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.



________________________________________________________________________________
                                                                       HENDERSON
                                                                GLOBAL INVESTORS

CODE OF ETHICS
-------------------------------------------------------------------------------


HENDERSON GLOBAL INVESTORS
201 Bishopsgate, London EC2M 3AE
Tel: 020 7818 1818 Fax: 020 7818 1819













IMPORTANT INFORMATION

This document is solely for the use of professionals and is not for general public distribution.

This document is intended solely for the use of professionals, defined as Eligible Counterparties or Professional Clients, and is not for general public distribution.

Past performance is not a guide to future performance. The value of an investment and the income from it can fall as well as rise and you may not get back the amount originally invested. Tax assumptions and reliefs depend upon an investor's particular circumstances and may change if those circumstances or the law change.

If you invest through a third party provider you are advised to consult them directly as charges, performance and terms and conditions may differ materially.

Nothing in this document is intended to or should be construed as advice. This document is not a recommendation to sell or purchase any investment. It does not form part of any contract for the sale or purchase of any investment.

Any investment application will be made solely on the basis of the information contained in the Prospectus (including all relevant covering documents), which will contain investment restrictions. This document is intended as a summary only and potential investors must read the prospectus, and where relevant, the key investor information document before investing.

Issued in the UK by Henderson Global Investors. Henderson Global Investors is the name under which Henderson Global Investors Limited (reg. no. 906355), Henderson Fund Management Limited (reg. no. 2607112), Henderson Investment Funds Limited (reg. no. 2678531), Henderson Investment Management Limited (reg. no. 1795354), Henderson Alternative Investment Advisor Limited (reg. no. 962757), Henderson Equity Partners Limited (reg. no.2606646), Gartmore Investment Limited (reg. no. 1508030), (each incorporated and registered in England and Wales with registered office at 201 Bishopsgate, London EC2M 3AE) are authorised and regulated by the Financial Services Authority to provide investment products and services. Telephone calls may be recorded and monitored.